FORM 55-102F6

INSIDER REPORT

(See instructions on the back of this report)

Notice – Collection and Use of Personal Information: The personal information required under this form is collected on behalf of and used by the securities regulatory authorities set out below for purposes of the administration and enforcement of certain provisions of the securities legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland. Some of the required information will be made public pursuant to the securities legislation in each of the jurisdictions indicated above. Other required information will remain confidential and will not be disclosed to any person or company except to any of the securities regulatory authorities or their authorized representatives If you have any questions about the collection and use of this information, you may contact the securities regulatory  authority in any jurisdiction(s) in which the required information is filed, at the address(es) or telephone number(s) set out on the back of this report.

BOX 1.   NAME OF THE REPORTING ISSUER  (BLOCK LETTERS)

MANHATTAN MINERALS CORP.

BOX 2. INSIDER DATA

RELATIONSHIP (S) TO REPORTING
ISSUER				DD	MM	YY

4	5		DATE OF LAST
			REPORT FILED	07	11	02
CHANGE IN			OR
RELATIONSHIP			IF INITIAL REPORT,
FROM LAST	YES	NO		DD	MM	YY
REPORT			DATE ON WHICH
YOU BECAME AN
INSIDER

BOX 3.		NAME, ADDRESS AND TELEPHONE NUMBER OF THE INSIDER (BLOCK LETTERS)

FAMILY NAME OR CORPORATE NAME
GLASER
GIVEN NAMES
LAWRENCE
NO.			STREET			APT
350			ROUTE 131, RURAL BOX 813
CITY
TENANTS HARBOR
PROV					POSTAL CODE

MAINE, USA					048	60
BUSINESS TELEPHONE NUMBER
604	-	669 -	3397 EXT 4804	CHANGE IN NAME,
ADDRESS OR
BUSINESS FAX NUMBER
TELEPHONE NUMBER
				FROM LAST REPORT	YES		NO
604	-	669 -	3357

BOX 4. JURISDICTION(S) WHERE THE
ISSUER IS A REPORTING ISSUER
OR THE EQUIVALENT

ALBERTA	ONTARIO
BRITISH COLUMBIA	QUÉBEC
MANITOBA	SASKATCHEWAN
NEWFOUNDLAND
NOVA SCOTIA

BOX 5. INSIDER HOLDINGS AND CHANGES (IF INITIAL REPORT, COMPLETE SECTIONS AND ONLY. SEE ALSO INSTRUCTIONS TO BOX 5)

A	B					C				D	E	F
						TRANSACTIONS
											DIRECT /	IDENTIFY THE REGISTERED
DESIGNATION OF CLASS OF	BALANCE OF									PRESENT	INDIRECT	HOLDER WHERE OWNERSHIP
SECURITIES	CLASS OF		DATE							BALANCE OF	OWNDERSHIP /	IS INDIRECT OR WHERE
	SECURITIES ON	DD	MM	YY	NATURE	NUMBER/VALUE	NUMBER/VALUE	UNIT PRICE /	$ US	CLASS OF	CONTROL OR	CONTROL OR DIRECTION IS
	LAST REPORT					ACQUIRED	DISPOSED OF	EXERCISE PRICE		SECURITIES HELD	DIRECTION	EXERCISED
COMMON SHARES	282,820	17	12	02	46	106,451		$0.55		389,271	1
COMMON SHARES	389,271	17	12	02	46	99,354		$0.55		488,625	1
OPTIONS	475,000	17	12	02	50	75,000		$0.55		550,000	1

BOX 6. REMARKS

The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in the light of the circumstances in which it is submitted, is misleading or untrue.

BOX 7. SIGNATURE

NAME (BLOCK LETTERS)	SIGNATURE		DD	MM	YY
LAWRENCE M. GLASIER		DATE OF THIS REPORT	08	01	03

ATTACHMENT	YES	NO

This form is used as a uniform report for the insider reporting requirements under all provincial securities Acts. The terminology used is generic to accommodate the various Acts.

CORRESPONDENCE	ENGLISH	FRENCH

KEEP A COPY FOR YOUR FILE

BCSC 55-102F6 Rev. 2002 / 2 / 8     VERSION FRANGAISE DISPONIBLE SUR DEMANDE

			INSTRUCTIONS
Insider Reports in English and French are available from Manitoba, Ontario, and Québec. If you are a						List of Codes
corporate insider in the province of Québec, you will receive correspondence in French. Individuals in				BOX 5	Nature of transaction
the province of Québec will receive, upon request, correspondence in English.
				General

				Aquisition or disposition in the public market			10
Where an insider of a reporting issuer does not own or have control or direction over securities of the
				Acquisition or disposition carried out privately			11
reporting issuer, or where an insider’s ownership or direction or control over securities of the reporting
				Acquisition or disposition under a prospectus			15
issuer remains unchanged from the last report filed, a report is not required. Insider reports are not
				Acquisition or disposition under a prospectus exemption			16
required to be filed in New Brunswick, the Northwest Territories, Nunavut, Prince Edward Island or the
				Acquisition or disposition pusuant to a take-over bid, merger or acquisition			22
Yukon.
				Acquisition or disposition under a purchase/ownership plan			30

				Stock dividend			35
If you have any questions about the form you should be using to file your report, see National Instrument
				Conversion or exchange			36
55-102 System for Electronic Disclosure by Insiders (SEDI).
				Stock split or consolidation			37

				Redemption/retraction/cancellation/repurchase			38
BOX 1 Name of reporting issuer
				Short sale			40
Provide the full legal name of the reporting issuer. Use a separate report for each reporting
				Compensation for property			45
issuer.
				Compensation for services			46

				Acquisition or disposition by gift			47
BOX 2 Insider data
				Acquisition by inheritance or disposition by bequest			48
Indicate all of your relationship(s) to the reporting issuer using the following codes:
				Issuer Derivatives
Reporting issuer that has acquired securities issued by itself			1
				Grant of options			50
Subsidiary of the reporting issuer			2	Exercise of options			51

				Expiration of options			52
Security holder who beneficially owns or who exercises control or direction over more
than 10% of the securities of the reporting issuer (Québec Securities Act – 10% of				Grant of warrants			53
				Exercise of warrants			54
a class of shares) to which are attached voting rights or an unlimited right
				Expiration of warrants			55
to a share of the profits and to its assets in case of winding up			3
				Grant of rights			56
Director of a reporting issuer			4
				Exercise of rights			57
Senior officer of a reporting issuer			5	Expiration of rights			58

Director or senior officer of a security holder referred to in 3			6	Third Party Derivatives

				Acquisition or disposition (writing) of third party derivative			70
Director or senior officer of an insider or subsidiary of the reporting issuer,
				Exercise of third party derivative			71
other than in 4, 5 and 6			7
				Other settlement of third party derivative			72
Deemed insider – 6 months before becoming an insider			8
				Expiration of third party derivative			73

				Miscellaneous
If you have filed a report before, indicate whether your relationship to the reporting issuer
				Change in nature of ownership			90
has changed.
				Other			97

Specify the date of the last report you filed, and if it is an initial report, the date on which you
became an insider.				Indicate the number of securities, or for debt securities, the aggregate nominal value, of the
				class held, directly and indirectly, after the transaction that is being reported.

BOX 3 Name, address and telephone number of the insider				Indicate the nature of ownership, control or direction of the class of securities held using
Provide your name, address and business telephone number.				the following codes:

				Direct ownership			1
BOX 4 Jurisdiction
				Indirect ownership (identify the registered holder)			2
Indicate each jurisdiction where the issuer is a reporting issuer or the equivalent.
				Control or direction (identify the registered holder)			3

BOX 5 Insider holdings and changes				For securities that are indirectly held, or over which control or direction is exercised, identify
Show direct and indirect holdings separately, both in the initial report and where a transaction is				the registered holder.
reported. Indicate only one transaction per line.
				BOX 6 Remarks
For an initial report complete only:				Add any explanation necessary to make the report clearly understandable.
designation of class of securities held
				If space provided for any item is insufficient, additional sheets may be used.
present balance of class of securities held				Additional sheets must refer to the appropriate Box and must be properly identified and
nature of ownership (see List of Codes)				signed.

identification of the registered holder where ownership is not direct
				Office staff are not permitted to alter a report.

If you acquired or disposed of securities while an insider, complete sections		to :		BOX 7 Signature and filing
Indicate a designation of the securities traded that is sufficient to identify the class, including yield,				Sign and date the report.

series, maturity.
				File one copy of each of the report in each jurisdiction in which the issuer is reporting
Indicate the number of securities, or for debt securities, the aggregate nominal value, of the class
				within the time limits prescribed by the applicable laws of that jurisdiction.
held, directly and indirectly, before the transaction that is being reported.
				Manually sign the report.
Indicate for each transaction:
· the date of the transaction (not the settlement date)						Legibly print or type the name of each individual signing the report.

· the nature of the transaction (see List of Codes)				If the report is filed on behalf of a company, partnership, trust or other entity, legibly
· the number of securities acquired or disposed of, or for debt securities, the aggregate nominal				print or type the name of that entity after the signature.

value				If the report is signed on behalf of an individual by an agent, there shall be filed with
· the unit price paid or received on the day of the transaction, excluding the commission					each
· if the report is in American dollars, check the space under “$ US”				jurisdiction in which the report is filed a duly completed power of attorney.

				If the report is filled by facsimile in accordance with National instrument 55-102 System
				for Electronic Disclosure by Insiders (SEDI), the report should be sent to the applicable
				securities regulatory authority at the fax number set out below.

Alberta Securities Commission		Securities Commission of Newfoundland			Commission des valeurs mobilieres du Québec **
4th Floor, 300 – 4th Avenue S.W.		P.O. Box 8700, 2nd Floor West Block			Stock Exchange Tower
Calgary, AB, T2P 3C4		Confederation Building			P.O. Box 246, 22nd Floor
Attention:	Information Officer *	St. John’s, NFLD, A1B 4J6			800 Victoria Square
Telephone: (403) 297-6454		Attention:	Director of Securities *		Montreal, PQ, H4Z 1G3
Facsimile:	(403) 297-6156	Telephone: (709) 729-4189			Attention: Responsible de l’accPs B l’information
		Facsimile:	(709) 729-6187		Telephone: (514) 940-2150 or
British Columbia Securities Commission						(800) 361-5072 (in QuJbec)
PO Box 10142, Pacific Centre		Nova Scotia Securities Commission		Facsimile:		(514) 873-3120
701 West Georgia Street		2nd Floor, Joseph Howe Building
Vancouver, BC, V7Y 1L2		1690 Hollis Street, P.O. Box 458			Saskatchewan Securities Commission
Attention:	Supervisor, Insider Reporting *	Halifax, NS, B3J 3J9			800 – 1920 Broad Street
Telephone: (604) 899-6500 or		Attention:	FOI Officer *		Regina, SK, S4P 3V7
	(800) 373-6393 (in BC)	Telephone: (902) 424-7768		Attention:		Director *
Facsimile:	(604) 899-6550	Facsimile:	(902) 424-4625		Telephone: (306) 787-5645
				Facsimile:		(306) 787-5899
The Manitoba Securities Commission		Ontario Securities Commission
1130 – 405 Broadway		Suite 1903, Box 55, 20 Queen Street West		*		For questions about the collection and use of
Winnipeg, MB, R3C 3L6		Toronto, ON, M5H 3S8				personal information
Attention:	Continuous Disclosure *	Attention:	FOI Coordinator *
Telephone: (204) 945-2548		Telephone: (416) 593-8314		**		in Québec questions about the collection and use of
Facsmile	(204) 945-4508	Facsimile:	(416) 593-3666			personal information may also be addressed to the
						Commission d’accPs B l’information du Québec
						(1-888-528-7741)

BCSC 55-102F6 (Reverse) Rev. 2002 / 2 / 8